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                                                                    EXHIBIT 1(d)

                        New York Community Bancorp, Inc.
                       New York Community Capital Trust V

                                4,800,000 Units/1/

              Bifurcated Option Note Unit Securities (BONUSES)(SM)

                             Underwriting Agreement

                                                              New York, New York
                                                                October 28, 2002

Salomon Smith Barney Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Keefe, Bruyette & Woods, Inc
Sandler O'Neill & Partners, L.P.
As Representatives of the Underwriters
c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          New York Community Capital Trust V, a Delaware statutory trust (the "Trust"), and New York Community Bancorp, Inc., a Delaware corporation (the "Company"), propose to sell to the several underwriters named in Schedule I hereto (the "Underwriters"), for whom you (the "Representatives") are acting as representatives, 4,800,000 Bifurcated Option Note Unit Securities (the "Underwritten Units") pursuant to a Unit Agreement to be dated as of November 4, 2002 (the "Unit Agreement") among the Trust, the Company, Wilmington Trust Company, as unit agent (in such capacity, the "Unit Agent"), Wilmington Trust Company, as warrant agent (in such capacity, the "Warrant Agent"), and Wilmington Trust Company, as property trustee (in such capacity, the "Property Trustee"). The Company and the Trust also propose to grant an option to purchase up to 700,000 Units to cover over-allotments (the "Option Units;" the Option Units, together with the Underwritten Units, being hereinafter called the "Units").

          Each Unit will consist of a preferred security, having a liquidation preference of $50.00 per security, issued by the Trust (each, a "Preferred Security") and a warrant (each, a "Warrant") issued by the Company, to purchase at any time prior to the close of business on May 7, 2051, 1.4036 shares (subject to antidilution adjustments) of common stock of the Company ("Common Stock"). Each Preferred Security will represent an undivided beneficial ownership interest in the assets of the Trust, which assets will consist solely of subordinated debentures issued by the Company (the

--------
/1/ Plus an option to purchase from New York Community Capital Trust V and New York Community Bancorp, Inc., up to 700,000 additional Units to cover over-allotments.

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"Debentures"). Certain payments on the Preferred Securities will be guaranteed
(the "Guarantee") by the Company pursuant to the Guarantee Agreement (the "Guarantee Agreement") to be entered into between the Company and Wilmington Trust Company, as guarantee trustee (in such capacity, the "Guarantee Trustee").

          The Trust was formed on April 18, 2002 pursuant to a declaration of trust (the "Original Trust Agreement") executed by the Company, as sponsor, Wilmington Trust Company, as Delaware trustee (in such capacity, the "Delaware Trustee"), and Joseph R. Ficalora, Robert Wann and Thomas R. Cangemi as the initial administrative trustees (collectively, the "Administrative Trustees"), and a certificate of trust of the Trust (the "Trust Certificate") was filed with the Secretary of State of the State of Delaware. The Trust will be governed by the Amended and Restated Declaration of Trust to be dated as of November 4, 2002 (the "Amended and Restated Trust Agreement") between the Company, as sponsor, the Property Trustee, the Delaware Trustee and the Administrative Trustees.

          The Trust will use the proceeds from the sale of the Preferred Securities to purchase $240,000,000 aggregate principal amount of Debentures to be issued pursuant to an indenture, to be dated as of November 4, 2002 (the "Original Indenture"), as supplemented by a First Supplemental Indenture to be dated as of November 4, 2002 (the "Supplemental Indenture;" together with the Original Indenture, the "Indenture") in each case, between the Company and Wilmington Trust Company, as indenture trustee (in such capacity, the "Indenture Trustee"). The Trust will, if and to the extent it receives the proceeds of a payment on the Debentures, distribute to the holders of the Preferred Securities all payments so received.

          The Company will issue the warrants pursuant to a Warrant Agreement to be dated as of November 4, 2002 (the "Warrant Agreement") between the Company and the Warrant Agent.

          The Unit Agreement, the Amended and Restated Trust Agreement, the Original Indenture, the Supplemental Indenture, the Warrant Agreement and the Guarantee Agreement are referred to herein collectively as the "Operative Documents." The Company and the Trust are referred to herein collectively as the "NYCB Entities." The Units, the Warrants, the Guarantee and the Preferred Securities are referred to herein collectively as the "Unit Securities." When the term "NYCB Entities" is used in this Agreement to include the Trust, it is understood that the execution and delivery by the parties to the Amended and Restated Trust Agreement is a condition precedent to the obligations of the Trust under this Agreement.

          To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires. Any reference herein to the Registration Statement, a Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the

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issue date of such Preliminary Prospectus or the Prospectus, as the case may be;
and any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement, or the issue date of any Preliminary Prospectus or the Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 18 hereof.

          1. Representations, Warranties and Agreements of the NYCB Entities. Each of the NYCB entities, jointly and severally, represents, warrants and agrees that:

               (a) The Company has prepared and filed with the Commission (i) a registration statement on Form S-3 (File No. 333-86682), including a prospectus, relating to, among other securities, the Units and the offering thereof from time to time in accordance with the requirements of the Act, and a registration; and (ii) a registration statement on Form S-3 (File No. 333-100767) pursuant to Rule 462(b) of the Act. Such registration statements have been declared effective by the Commission. Copies of such registration statements and any amendments and supplements thereto, have been delivered to you. The Commission has not issued any order preventing or suspending the use of any Prospectus.

               (b) The Company and this transaction satisfy the requirements for use of Form S-3 under the Act.

               (c) The Registration Statement complies in all material respects, and the Prospectus and any further amendments to the Registration Statement or supplements to the Prospectus, when they become effective or are filed with the Commission, as the case may be, will comply in all material respects with the requirements of the Act and do not and will not, as of the applicable effective date (as to the Registration Statement and any amendment thereto) and as of the applicable filing date and any Closing Date (as to the Prospectus and any supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and the documents incorporated by reference in the Prospectus complied in all material respects as of their respective filing dates with the requirements of the Exchange Act; provided that no representation or warranty is made as to (i) information contained or incorporated in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for inclusion therein and (ii) those parts of the Registration Statement constituting the Statements of Eligibility and Qualifications of Wilmington Trust Company under the Trust Indenture Act of 1939, as amended, and

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          the rules and regulations thereunder (collectively, the "Trust
          Indenture Act").

               (d) The Indenture and the Amended and Restated Trust Agreement are qualified under the Trust Indenture Act.

               (e) The Company and each of its subsidiaries (as defined in Section 15 hereof) have been duly organized and are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations or limited liability companies in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, except where the failure to be so qualified or in good standing would not have a material adverse effect on the general affairs, management, consolidated financial position, stockholders' equity, results of operations, business or prospects of the Company and its subsidiaries, taken as a whole (a "Material Adverse Effect"), and have all power and authority necessary to own or hold their respective properties and to conduct their respective businesses as described in the Prospectus, except as would not have a Material Adverse Effect; none of the subsidiaries of the Company other than New York Community Bank (the "Bank"), is a "significant subsidiary," as such term is defined in Rule 405 of the Act; and the entities listed on Schedule II hereto (each a "Other Subsidiary") are the only other subsidiaries of the Company, none of which is material to the business and operations of the Company.

               (f) The Trust has been duly created and is validly existing as a statutory trust in good standing under the Delaware Statutory Trust Act of the State of Delaware, 12 Del. C. (S) 3801 et seq (the "Delaware Statutory Trust Act") with the trust power and authority to own property and conduct its business as described in the Prospectus, and has conducted and will conduct no business other than the transactions described in the Prospectus.

               (g) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Common Stock," and all of the outstanding shares of capital stock of the Company are, and any shares of capital stock issuable upon exercise, purchase or exchange, all outstanding options, warrants and other rights to purchase or exchange any securities for shares of the Company's capital stock will be, duly authorized, validly issued, fully paid and non-assessable and such capital stock, options, warrants or other rights conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly authorized and validly issued and are fully

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          paid and non-assessable and are owned directly or indirectly by the
          Company, free and clear of all security interests, liens, encumbrances, equities or claims.

               (h) The shares of Common Stock issuable upon exercise of the Warrants (the "Exercise Shares") have been duly authorized and reserved for issuance upon exercise of the Warrants; there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Exercise Shares pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument; the Exercise Shares conform in all material respects to the description thereof in the Prospectus; and all Exercise Shares, when issued and delivered upon such exercise in accordance with the terms of the Warrant Agreement and, assuming payment for such Exercise Shares in the manner contemplated by the Warrant Agreement and Unit Agreement, will be validly issued, fully paid and non-assessable.

               (i) The Units have been duly authorized (or will have been so authorized prior to each issuance of Units) and, when issued and delivered against payment therefor in accordance with this Agreement, the Unit Agreement, the Warrant Agreement, the Amended and Restated Trust Agreement and the Indenture (collectively, the "Unit Documents"), will be valid and binding obligations of the NYCB Entities enforceable against the NYCB Entities and entitled to the benefits of the Unit Documents, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Units and the Unit Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

               (j) The Warrants have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued and delivered pursuant to the provisions of this Agreement, and the Warrant Agreement against payment of the consideration thereof in accordance with this Agreement, the Warrants will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Warrant Agreement, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Warrants and the Warrant Agreement conform or will conform at the time of their issuance or execution, as the case may

                                       5

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          be, in all material respects to all statements relating thereto contained in the Prospectus.

               (k) The Preferred Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Amended and Restated Trust Agreement against payment of the consideration thereof in accordance with this Agreement, the Preferred Securities will be valid and binding obligations of the Trust enforceable against the Trust and entitled to the benefits of the Amended and Restated Trust Agreement, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Preferred Securities and the Amended and Restated Trust Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

               (l) The Debentures have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, and the Indenture against payment of the consideration thereof in accordance with this Agreement, the Debentures will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Indenture, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Debentures and the Indenture conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

               (m) The Guarantee has been duly authorized for issuance pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Guarantee Agreement, the Guarantee will be a valid and binding obligation of the Company enforceable against the Company and entitled to the benefits of the Indenture, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Guarantee and the Guarantee Agreement conform or

                                       6

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          will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

               (n) Each Operative Document to which a NYCB Entity is a party has been duly authorized (or will have been so authorized prior to each issuance of Units) by such NYCB Entity and (assuming due authorization, execution and delivery thereof by the parties thereto other than the NYCB Entities) when executed and delivered by such NYCB Entity will constitute a valid and binding agreement of such NYCB Entity enforceable against such NYCB Entity in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity (whether enforcement is sought in equity or at law), and will conform in all material respects to the description thereof contained in the Prospectus. Each of the Administrative Trustees is an officer of the Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Original Trust Agreement.

               (o) This Agreement has been duly authorized, executed and delivered by the Company.

               (p) The execution, delivery and performance by each NYCB Entity, as applicable, of this Agreement and the Operative Documents to which such NYCB Entity is or will be a party and the consummation of the transactions contemplated hereby will not (1) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (2) result in any violation of the provisions of the charter or by-laws of the Company or any of its subsidiaries, or (3) result in a violation of any statute or any order, rule or regulation of any court, regulatory authority or governmental agency or body (each a "Governmental Entity") having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and except for the registration of the Unit Securities and the Exercise Shares under the Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such Governmental Entity is required for the execution, delivery or performance of this Agreement by it and the consummation by it of the transactions contemplated hereby and thereby.

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               (q) The Trust is not a party to or bound by any agreement or instrument other than this Agreement and the Operative Documents to which it is or will be a party, and the agreements and instruments contemplated by the Amended and Restated Trust Agreement and described in the Prospectus; the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the agreements and instruments contemplated by the Original Trust Agreement and described in the Prospectus; and the Trust is not a party to or subject to any action, suit or proceeding of any nature. The execution, delivery and performance of this Agreement and the Operative Documents to which it is or will be a party, and the consummation of the transactions contemplated herein and therein will not violate or conflict with any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Trust or any of its properties or assets, nor will such actions result in any violation of the Original Trust Agreement or the Trust Certificate of the Trust; and except for the registration of the Unit Securities and the Exercise Shares under the Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Units by the Underwriters, no consent, approval, authorization or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents to which the Trust is or will be a party or the consummation of the transactions contemplated herein and therein, including the issuance of the Units by the Company and the Trust.

               (r) There are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

               (s) The Company has not and will not have as of any Closing Date sold or issued any shares of Common Stock, other equity securities or debt securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A under, or Regulations D or S of, the Act, other than securities issued pursuant to employee benefit plans, qualified stock options plans or other employee compensation plans or pursuant to outstanding options, rights or warrants, and other than as disclosed in the Prospectus.

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               (t) Neither the Company nor any of its subsidiaries has
          sustained, since the date of the latest audited financial statements included or incorporated by reference in the Prospectus, any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus; and, since such date, there has not been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders' equity or results of operations, business or prospects of the Company and its subsidiaries, otherwise than as set forth or contemplated in the Prospectus.

               (u) The financial statements (including the related notes and supporting schedules) filed as part of the Registration Statement or included or incorporated by reference in the Prospectus present fairly the financial condition and results of operations of the entities purported to be shown thereby, at the dates and for the periods indicated, and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved except as noted therein.

               (v) KPMG LLP, who have certified certain financial statements of the Company, whose report is incorporated by reference in the Registration Statement and who have delivered the initial letter referred to in Section 6(g) hereof, are independent public accountants as required by the Act and Rule 2-01 of Regulation S-X under the Act.

               (w) The Company and each of its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries; and all assets held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

               (x) The Company and each of its subsidiaries carry, or are covered by, insurance in such amounts and covering such risks as is adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries.

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               (y)  The Company and each of its subsidiaries own, possess or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and licenses necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others.

               (z) There are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

               (aa) There are no contracts or other documents which are required by the Act to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act or which are required by the Exchange Act to be described in or filed as exhibits to any document incorporated by reference in the Prospectus which have not been described in the Prospectus or described in or filed as exhibits to documents so incorporated by reference.

               (bb) No relationship, direct or indirect, exists between or among the Company on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company on the other hand, which is required by the Act to be described in the Prospectus and which is not so described.

               (cc) No labor disturbance by the employees of the Company exists or, to the knowledge of the Company, is imminent which could be expected to have a Material Adverse Effect.

               (dd) The Company has filed all federal, state and local income and franchise tax returns required to be filed through the date hereof and has paid all taxes due thereon, and no tax deficiency has been determined adversely to the Company or any of its subsidiaries which has had (nor does the Company have any knowledge of any tax deficiency which, if determined adversely to the Company or any of its subsidiaries, could have) a Material Adverse Effect.

               (ee) Since the date as of which information is given in the Prospectus through the date hereof, and except as may otherwise be disclosed or referred to in the Prospectus, the Company has not (i) issued or granted any securities, (ii) incurred any liability or obligation, direct or

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          contingent, other than non-material liabilities and obligations incurred in the ordinary course of business, (iii) entered into any transaction not in the ordinary course of business or (iv) declared or paid any dividend on its capital stock.

               (ff) Each of the Company and each of its subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

               (gg) Neither the Company nor any of its subsidiaries (i) is in violation of its charter or by-laws or (ii) is in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its properties or assets is subject.

               (hh) Neither the Trust, the Company nor any of its subsidiaries is, or will be after the offering and application of the proceeds therefrom, an "investment company" within the meaning of such term under the Investment Company Act of 1940 and the rules and regulations of the Commission thereunder.

               (ii) The Company is in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"); no "reportable event" (as defined in ERISA) has occurred with respect to any "pension plan" (as defined in ERISA) for which the Company would have any liability; the Company has not incurred and does not expect to incur liability under (i) Title IV of ERISA with respect to the termination of, or withdrawal from, any "pension plan" or (ii) Sections 412 or 4971 of the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (the "Code"); and each "pension plan" for which the Company would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

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               (jj) The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and each of the Company and each of its subsidiaries (i) is in compliance, in all material respects, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto or to the employees conducting such businesses, including the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act, and, as of the date hereof, each of its subsidiaries that is an insured depository institution has a Community Reinvestment Act rating of "satisfactory" or better; (ii) has all permits, licenses, franchises, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, all Governmental Entities that are required in order to permit the Company or such subsidiary to carry on its business as currently conducted, except for those the failure of which to possess would not have a Material Adverse Effect; (iii) has not received any communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (A) asserting that the Company or any of its subsidiaries is not in material compliance with any statutes, regulations or ordinances, (B) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (C) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation ("FDIC") deposit insurance; and
          (iv) is not a party to or subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or any of its subsidiaries and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission.

               (kk) The Bank is duly organized and is validly existing as a stock savings bank under the laws of the State of New York; the Bank is a member in good-standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC.

               (ll) There are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with the offering of the Units, other than as contemplated by this Agreement.

               (mm) The statistical and market related data contained in the Prospectus and Registration Statement are based on or derived from sources which the Company believes are reliable and accurate.

               (nn) The Company and the Bank have taken all actions necessary to comply in all material respects with the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder as well as the corporate governance rules that are in effect and that have been adopted by any securities exchange or market on which the Common Stock is traded.

               (oo) The Company and the Bank currently maintain insurance considered by each of them to be reasonable for their respective operations and their known liabilities contingent and otherwise. Neither the Company nor the Bank has received notice from any insurance carrier that such insurance will be canceled or that coverage thereunder will be reduced or eliminated. There are presently no material claims pending under such policies of insurance and no notices have been given by the Company or the Bank under such policies. All such insurance is valid and enforceable and in full force and effect.

               (pp) The Company is subject to Section 13 or 15(d) of the Exchange Act and files reports with the Commission on the Electronic Data Gathering, Analysis and Retrieval (EDGAR) system.

          2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the NYCB Entities agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the NYCB Entities, at a purchase price of $48.75 per unit, the amount of the Underwritten Units set forth opposite such Underwriter's name in Schedule I hereto.

          (b) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, each of the NYCB Entities hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to 700,000 Option Units at the same purchase price per share as the Underwriters shall pay for the Underwritten Units. Said option may be exercised only to cover over-allotments in the sale of the Underwritten Units by the Underwriters. Said option may be exercised in whole or in part at any time (but not more than once) on or before the 30th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the number of the Option Units as to which the several Underwriters are exercising the option and the settlement date. The number of the Option Units to be purchased by each Underwriter shall be the same percentage of the total number of the Option Units to be purchased by the several Underwriters as such

Underwriter is purchasing of the Underwritten Units, subject to such adjustments as you in your absolute discretion shall make to eliminate any fractional shares.

          3. Delivery and Payment. Delivery of and payment for the Underwritten Units and the Option Units (if the option provided for in Section 2(b) hereof shall have been exercised on or before the third Business Day prior to the Closing Date) shall be made at 10:00 AM, New York City time, on November 4, 2002, or at such time on such later date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Units being herein called the "Closing Date"). Delivery of the Units shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. Delivery of the Underwritten Units and the Option Units shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

          If the option provided for in Section 2(b) hereof is exercised after the third Business Day prior to the Closing Date, the Company will deliver the Option Units (at the expense of the Company) to the Representatives, at 388 Greenwich Street, New York, New York, on the date specified by the Representatives (which shall be within three Business Days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company. If settlement for the Option Units occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Option Units, and the obligation of the Underwriters to purchase the Option Units shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant to Section 6 hereof.

          4. Offering of Units. It is understood that the several Underwriters propose to offer the Units for sale to the public as set forth in the Prospectus.

          5. Agreements. The Company agrees with the several Underwriters that:

               (a) Prior to the termination of the offering of the Units, the Company will not file any amendment of the Registration Statement or supplement to the Prospectus or any Rule 462(b) Registration Statement unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Company will promptly advise the Representatives
          (1) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b) or when any Rule 462(b) Registration Statement shall have been filed with the Commission, (2) when, prior to termination of the offering of the Units, any amendment to the Registration Statement shall have been filed or become effective, (3) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (4) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Units for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

               (b) If, at any time when a prospectus relating to the Units is required to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Prospectus to comply with the Act or the Exchange Act, the Company promptly will (1) notify the Representatives of such event, (2) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 5, an amendment or supplement which will correct such statement or omission or effect such compliance and
          (3) supply any supplemented Prospectus to you in such quantities as you may reasonably request.

               (c) As soon as practicable, the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 under the Act.

               (d) The Company will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act, as many copies of each Preliminary Prospectus and the

          Prospectus and any supplement thereto as the Representatives may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

               (e) The Company will arrange, if necessary, for the qualification of the Units for sale under the laws of such jurisdictions as the Representatives may designate, will maintain such qualifications in effect so long as required for the distribution of the Units and will pay any fee of the National Association of Securities Dealers, Inc., in connection with its review of the offering; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Units, in any jurisdiction where it is not now so subject.

               (f) The Company will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any Units, shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for shares of Common Stock, the Preferred Securities, any securities substantially similar to the Preferred Securities or any guarantee of such securities; or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement; provided, however, that the Company may issue and sell Common Stock pursuant to any employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company in effect at the Execution Time and the Company may issue Common Stock issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time or the Warrants.

               (g) The Company shall use its best efforts to have the Units admitted and authorized for quotation on the Nasdaq National Market, and satisfactory evidence of such admission and authorization for quotation shall be provided to the Representatives, if obtained.

               (h) The Company will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Units.

          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Underwritten Units and the Option Units, as the case may be, shall be subject to the accuracy of the representations and warranties on the part of the NYCB Entities contained herein as of the Execution Time, the Closing Date and any settlement date pursuant to
Section 3 hereof, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the NYCB Entities of their respective obligations hereunder and to the following additional conditions:

               (a) If filing of the Prospectus, or any supplement thereto, is required pursuant to Rule 424(b), the Prospectus, and any such supplement, will be filed in the manner and within the time period required by Rule 424(b); and no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

               (b) Muldoon Murphy & Faucette LLP shall have furnished to the Underwriters their written opinion, as counsel to the Company, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

                      (i) Each of the Company and the Bank is validly existing as a corporation and stock savings bank, respectively, in good standing under the laws of its jurisdiction of organization; the Company is duly qualified to do business and is in good standing as a foreign corporation in the State of New York; and each of the Company, the Bank and, to the best of such counsel's knowledge, each of the Other Subsidiaries has all corporate or other power and authority necessary to own or hold its property and conduct its business as described in the Prospectus;

                      (ii) The Company has an authorized capitalization as set forth in the Prospectus under the caption "Description of Common Stock;" and all of the issued shares of capital stock of each of the Bank and, to the best of such counsel's knowledge, each Other Subsidiary of the Company have been duly authorized and validly issued and are fully paid, non-assessable and are owned directly or indirectly by the Company;

                      (iii) The Indenture and the Amended and Restated Trust Agreement are qualified under the Trust Indenture Act.

                      (iv) The Exercise Shares have been duly authorized and reserved for issuance upon exercise of the Warrants; there are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any of the Exercise Shares pursuant to the Company's certificate of incorporation or by-laws or any agreement or other instrument known to such counsel; the Exercise Shares conform in all material respects to the description thereof in the Prospectus; and all Exercise Shares, when issued and delivered upon such exercise in accordance with the terms of the Warrant Agreement and, assuming payment for such Exercise Shares in the manner contemplated by the Warrant Agreement and Unit Agreement, will be validly issued, fully paid and nonassessable.

                      (v) The Units have been duly authorized and, when issued and delivered against payment therefor in accordance with the Unit Documents, will be valid and binding obligations of the appropriate NYCB Entities enforceable against the appropriate NYCB Entities and entitled to the benefits of the Unit Documents, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Units and the Unit Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

                      (vi) The Warrants have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued and delivered pursuant to the provisions of this Agreement, and the Warrant Agreement against payment of the consideration thereof in accordance with this Agreement, the Warrants will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Warrant Agreement, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Warrants and the Warrant Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

                      (vii) The Preferred Securities have been duly authorized for issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, and the Amended and Restated Trust Agreement against payment of the consideration thereof in accordance with this Agreement, the Preferred Securities will be valid and binding obligations of the Trust enforceable against the Trust and entitled to the benefits of the Amended and Restated Trust Agreement, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Preferred Securities and the Amended and Restated Trust Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

                      (viii) The Debentures have been duly authorized for
               issuance and sale pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement, and the Indenture against payment of the consideration thereof in accordance with this Agreement, the Debentures will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Indenture, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Debentures and the Indenture conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

                      (ix) The Guarantee has been duly authorized for issuance pursuant to this Agreement (or will have been so authorized prior to each issuance of Units) and, when issued, authenticated and delivered pursuant to the provisions of this Agreement and the Guarantee Agreement, the Guarantee will be valid and binding obligations of the Company enforceable against the Company and entitled to the benefits of the Indenture, except to the extent the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally, and general principles of equity (whether enforcement is sought in equity or at law); and the Guarantee and the Guarantee Agreement conform or will conform at the time of their issuance or execution, as the case may be, in all material respects to all statements relating thereto contained in the Prospectus.

                      (x) Each Operative Document to which a NYCB Entity is a party has been duly authorized by such NYCB Entity party and (assuming due authorization, execution and delivery thereof by the parties thereto other than the NYCB Entities) when executed and delivered by such NYCB Entity will constitute a valid and binding agreement of such NYCB Entity enforceable against such NYCB Entity in accordance with its terms, except to the extent enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws now or hereafter in effect relating to or affecting creditors' rights generally and general principles of equity (whether enforcement is sought in equity or at law), and will conform in all material respects to the description thereof contained in the Prospectus. Each of the Administrative Trustees is either an officer of the Company and has been duly authorized by the Company to serve in such capacity and to execute and deliver the Original Trust Agreement.

                      (xi) The Registration Statement was declared effective under the Act, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Act and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission;

                      (xii) The Registration Statement and the Prospectus and any further amendments or supplements thereto made by the Company prior to such Closing Date (other than the financial statements and related schedules therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Act and the documents incorporated by reference in the Prospectus comply as to form in all material respects with the requirements of the Exchange Act;

                      (xiii) To the best of such counsel's knowledge, there are
               no contracts or other documents that are required to be described in the Prospectus or filed as exhibits to the Registration Statement by the Act, that have not been so described or filed, and there are no contracts or other documents that are required by the Exchange Act to be described in or filed as exhibits to any document incorporated by reference in the Prospectus that have not been so described or filed;

                      (xiv) This Agreement has been duly authorized, executed and delivered by the Company;

                      (xv) The issue and sale of the Units being delivered on the Closing Date and the execution, delivery and performance by each NYCB Entity, as applicable, of this Agreement and the Operative Documents to which such NYCB Entity is a party and the consummation of the transactions contemplated hereby will not (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument known to such counsel to which any of the Company, the Trust, the Bank or, to the best of such counsel's knowledge, any Other Subsidiary, is a party or by which the Trust, the Company, the Bank or, to the best of such counsel's knowledge, any Other Subsidiary, is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (B) result in any violation of the provisions of the charter or by-laws of the Trust, the Company or any of its subsidiaries or any statute or any order, rule or regulation known to such counsel of any court or governmental agency or body having jurisdiction over the Trust, the Company or any of its subsidiaries or any of their properties or assets; except, with respect to clauses (A) and (B) as such clauses apply to the Other Subsidiaries, for those defaults, breaches or violations that would not reasonably be expected to have a Material Adverse Effect; and, except for the registration of the Unit Securities and the Exercise Shares under the Act and such consents, approvals, authorization, registrations or qualifications as may be required under the Exchange Act and applicable state or foreign securities laws in connection with the purchase and distribution of the Units by the Underwriters, no consent, approval, authorizations or order of, or filing or registration with, any such court or governmental agency or body is required for the execution, delivery and performance of this Agreement and the other Operative Documents by the NYCB Entities, as applicable, and the consummation of the transactions contemplated hereby;

                      (xvi) To the best of such counsel's knowledge, there are no contracts, agreements or understandings between the Company and any person granting such person the right (other than rights which have been waived or satisfied) to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

                      (xvii) To the best of such counsel's knowledge, there are no legal or governmental proceedings pending or threatened to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, might have a Material Adverse Effect (A) any communication from any Governmental Entity (including the Federal Reserve Board and any other bank, insurance or securities regulatory authority) (1) threatening to revoke any permit, license, franchise, certificate of authority or other governmental authorization, or (2) threatening or contemplating revocation or limitation of, or which would have the effect of revoking or limiting, Federal Deposit Insurance Corporation ("FDIC") deposit insurance, and (B) any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter, supervisory letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of the Company or any of its subsidiaries, or any notice that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter, supervisory letter or similar submission; and, to the best of such counsel's knowledge, no such proceedings are threatened or contemplated by Governmental Entities;

                      (xviii) The Company is duly registered as a bank holding
               company under the Bank Holding Company Act of 1956, as amended.

                      (xix) The Bank is a member in good standing of the Federal Home Loan Bank of New York, and the deposit accounts of the Bank are insured up to the applicable limits by the FDIC.

                      (xx) The Bank is a stock savings bank in good standing under the laws of New York.

                      (xxi) The statements contained in each of the Prospectus and the Company's most recent annual report on Form 10-K under the caption "Regulation and Supervision," and in the Prospectus under the caption "Description of Common Stock," insofar as they describe federal statutes, rules and regulations and other legal matters constitute a fair summary thereof.

          In rendering such opinion, such counsel may state that their opinion is limited to matters governed by the Federal laws of the United States of

          America, the General Corporation Law of the State of Delaware and the laws of the State of New York. Such counsel shall also have furnished to the Underwriters a written statement, addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Underwriters, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, and (y) based on the foregoing, no facts have come to the attention of such counsel which lead them to believe that either (I) the Registration Statement, as of the Effective Date, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or that the Prospectus, as of its date and as of the Closing Date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (II) any document incorporated by reference in the Prospectus or any further amendment or supplement to any such incorporated document made by the Company prior to the Closing Date, when they became effective or were filed with the Commission, as the case may be, contained, in the case of a registration statement which became effective under the Act, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or, in the case of other documents which were filed under the Exchange Act with the Commission, an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

               (c) Morris, James, Hitchens & Williams LLP shall have furnished to the Underwriters their written opinion, as special Delaware counsel to the Trust, addressed to the Underwriters and dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

          (i) The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act and all filings required under the Delaware Statutory Trust Act with respect to the creation and valid existence of the Trust as a statutory trust in the State of Delaware have been made.

          (ii) Under the Amended and Restated Trust Agreement and the Delaware Statutory Trust Act, all necessary trust action has been taken on the part of the Trust to duly authorize the execution and delivery of this Agreement by the Trust.

          (iii) The Preferred Securities are duly authorized by the Amended and Restated Trust Agreement, and when issued and delivered by the Trust in accordance with the Amended and Restated Trust Agreement, the Preferred Securities will be duly and validly issued and, subject to (iv) below, fully paid and nonassessable interests in the Trust.

          (iv) The holders of Preferred Securities, in their capacity as such, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. Such holders may be obligated to make payments as set forth in the Amended and Restated Trust Agreement.

          (v) Under the Amended and Restated Trust Agreement and the Delaware Statutory Trust Act, the Trust has all necessary trust power and authority to execute and deliver this Agreement and the Operative Documents to which it is a party, and to perform its obligations hereunder and thereunder.

          (vi) Under the Amended and Restated Trust Agreement and the Delaware Statutory Trust Act, the issuance and sale by the Trust of the Preferred Securities and the execution and delivery by the Trust of this Agreement and the Operative Documents to which it is a party, and the performance by the Trust of its obligations thereunder, have been duly authorized by all necessary trust action on the part of the Trust.

          (vii) Under the Delaware Statutory Trust Act and the Amended and Restated Trust Agreement, the issuance by the Trust of the Preferred Securities is not subject to any preemptive or other similar rights to subscribe for any additional securities.

          (viii) The execution, delivery and performance of this Agreement by the Trust and the Operative Documents to which the Trust is a party, and the consummation of the transactions contemplated herein and therein by the Trust is not prohibited by any Delaware statute or any Delaware order, rule or regulation of any Delaware court or governmental agency or body having jurisdiction over the Trust or any of its properties or assets, nor will such actions result in any violation of the Original Trust Agreement or the Trust Certificate.

                 (d) Morris, James, Hitchens & Williams LLP shall have furnished to the Underwriters their written opinion, as special Delaware counsel to the Delaware Trustee, addressed to the Underwriters and dated such Closing Date, in form and substance reasonably satisfactory to the Underwriters, to the effect that:

          (i) The Delaware Trustee is duly incorporated and validly existing as a Delaware banking corporation under the laws of the State of Delaware.

          (ii) The Delaware Trustee has the power and authority to execute, deliver and perform its obligations under the Amended and Restated Trust Agreement and to consummate the transactions contemplated thereby.

          (iii) The Delaware Trustee has duly authorized, executed and delivered the Amended and Restated Trust Agreement.

                 (e) The Representatives shall have received from each of Weil, Gotshal & Manges LLP and Luse Gorman Pomerenk & Schick, P.C. as counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Units, the Registration Statement, the Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

                 (f) The Company shall have furnished to the Underwriters a certificate, dated the Closing Date, of its Chairman of the Board, its President or a Vice President and its chief financial officer stating that:

                          (i) The representations, warranties and agreements of the NYCB Entities in Section 1 are true and correct as of the Closing Date; each of the NYCB Entities have complied with all its agreements contained herein; and the conditions set forth in Subsection (a) of this Section 6 have been fulfilled; and

                          (ii) They have carefully examined the Registration
                 Statement and the Prospectus and, in their opinion (A) as of the Closing Date, the Registration Statement and Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and
                 (B) since the Effective Date no event has occurred which should have been set forth in a supplement or amendment to the Registration Statement or the Prospectus.

                 (g) The Company shall have requested and caused KPMG LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, dated respectively as of the Execution Time and as of the Closing Date, in form and substance satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and that they have performed a review of the unaudited interim financial information of the Company for the nine- and three-month periods ended June 30, 2002 and June 30, 2001 and as at June 30, 2002 and June 30, 2001 in accordance with Statement on Auditing Standards No. 71, and stating in effect that:

                    (i) in their opinion the audited financial statements and financial statement schedules included or incorporated by reference in the Registration Statement and the Prospectus and reported on by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Exchange Act and the related rules and regulations adopted by the Commission;

                    (ii) on the basis of a reading of the latest unaudited financial statements made available by the Company and its subsidiaries; their limited review, in accordance with standards established under Statement on Auditing Standards No. 71, of the unaudited interim financial information for the nine- and three-month periods ended June 30, 2002 and June 30, 2001 and as at June 30, 2002 and June 30, 2001, as indicated in their report dated January 23, 2002 incorporated by reference in the Registration Statement and the Prospectus; carrying out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth in such letter; a reading of the minutes of the meetings of the stockholders and directors of the Company and the Subsidiaries; and inquiries of certain officials of the Company who have responsibility for financial and accounting matters of the Company and its subsidiaries as to transactions and events subsequent to December 31, 2001, nothing came to their attention which caused them to believe that:

                    1) any unaudited financial statements included or
               incorporated by reference in the Registration Statement and the Prospectus do not comply as to form in all material respects with applicable accounting requirements of the Act and with the related rules and regulations adopted by the Commission with respect to financial statements included or incorporated by reference in quarterly reports on Form 10-Q under the Exchange Act; and said unaudited financial statements are not in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus;

                    2) with respect to the period subsequent to June 30, 2002, there were any changes, at a specified date not more than five days prior to the date of the letter, in the deposits or borrowings of the Company and its subsidiaries or capital stock of the Company or decreases in the stockholders' equity of the Company as compared with the amounts shown on the June 30, 2002, consolidated balance sheet included or incorporated by reference in the Registration Statement and the Prospectus, or for the period from July 1, 2002 to such specified date there were any decreases, as compared with the corresponding period in the preceding quarter in net interest income, non interest income, net interest income after provision for loan losses or in total or per share amounts of net income of the Company and its subsidiaries, except in all instances for changes or decreases set forth in such letter, in which case the letter shall be accompanied by an explanation by the Company as to the significance thereof unless said explanation is not deemed necessary by the Representatives; and

                    3) the information included or incorporated by reference in the Registration Statement and Prospectus in response to Regulation S-K, Item 301 (Selected Financial Data) and Item 503(d) (Ratio of Earnings to Fixed Charges) is not in conformity with the applicable disclosure requirements of Regulation S-K;

                    (iii) they have performed certain other specified procedures as a result of which they determined that certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) set forth in the Registration Statement and the Prospectus and in Exhibit 12 to the Registration Statement, including the information set forth under the captions "Selected Consolidated Financial Data" in the Prospectus, the information included or incorporated by reference in Items 1, 2, 6, 7 and 11 of the Company's Annual Report on Form 10-K, incorporated by reference in the Registration Statement and the Prospectus, the information included in the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included or incorporated by reference in the Company's Quarterly Reports on Form 10-Q, incorporated by reference in the Registration Statement and the Prospectus, agrees with the accounting records of the Company and its subsidiaries, excluding any questions of legal interpretation.

               (h) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto), there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph
          (f) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Prospectus (exclusive of any supplement thereto) the effect of which, in any case referred to in clause (i) or
          (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Registration Statement (exclusive of any amendment thereof) and the Prospectus (exclusive of any supplement thereto).

               (i) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Company's securities by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

               (j) At the Execution Time, the Company shall have furnished to the Representatives a letter substantially in the form of Exhibit A hereto from substantially all of the officers and directors of the Company addressed to the Representatives.

               (k) Prior to the Closing Date, the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

          The documents required to be delivered by this Section 6 shall be delivered at the office of Weil, Gotshal & Manges LLP, counsel for the Underwriters, at 767 Fifth Avenue, New York, New York 10153, on the Closing Date.

          7. Reimbursement of Underwriters' Expenses. If the sale of the Units provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof or because of any refusal, inability or failure on the part of the NYCB Entities to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the NYCB Entities will reimburse the Underwriters severally through Salomon Smith Barney Inc. on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Units.

          8. Indemnification and Contribution. (a) The NYCB Entities agree to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Units as originally filed or in any amendment thereof, or in any Preliminary Prospectus or the Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the NYCB Entities will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to NYCB Entities by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which NYCB Entities may otherwise have.

          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless each of the NYCB Entities, each of its directors, each of its officers who signs the Registration Statement, and each person who controls the NYCB Entities within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from each of the NYCB Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to each of the NYCB Entities by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The NYCB Entities acknowledge that the statements set forth [in the last paragraph of the cover page regarding delivery of the Units and, under the heading "Plan of Distribution," (i) the list of Underwriters and their respective participation in the sale of the Units,

(ii) the sentences related to concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids] in any Preliminary Prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus or the Prospectus.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party's choice at the indemnifying party's expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party's election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the NYCB Entities and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively

"Losses") to which the Company and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the NYCB Entities on the one hand and by the Underwriters on the other from the offering of the Units; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Units) be responsible for any amount in excess of the underwriting discount or commission applicable to the Units purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the NYCB Entities shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by NYCB Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The NYCB Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls NYCB Entities within the meaning of either the Act or the Exchange Act, each officer of NYCB Entities who shall have signed the Registration Statement and each director of NYCB Entities shall have the same rights to contribution as the NYCB Entities, subject in each case to the applicable terms and conditions of this paragraph (d).

          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Units agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Units set forth opposite their names in Schedule I hereto bears to the aggregate amount of Units set forth opposite the names of all the remaining Underwriters) the Units which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Units which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Units set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Units, and if such nondefaulting Underwriters do not purchase all the Units, this Agreement will terminate without liability to any nondefaulting Underwriter or the NYCB Entities. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to NYCB Entities and any nondefaulting Underwriter for damages occasioned by its default hereunder.

          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Units, if at any time prior to such time (i) trading in the Company's Common Stock shall have been suspended by the Commission or the Nasdaq National Market or trading in securities generally on the New York Stock Exchange or the Nasdaq National Market shall have been suspended or limited or minimum prices shall have been established on the New York Stock Exchange or Nasdaq National Market, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities, including the Federal Reserve Board and any other bank, insurance or securities regulatory authority or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering or delivery of the Units as contemplated by the Prospectus (exclusive of any supplement thereto).

          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors, employees, agents or controlling persons referred to in
Section 8 hereof, and will survive delivery of and payment for the Units. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

          12. Notices, etc. All statements, requests, notices and agreements hereunder shall be in writing, and:

               (a) if to Underwriters, shall be delivered or sent by mail, telex or facsimile transmission to Salomon Smith Barney General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Salomon Smith Barney, at 388 Greenwich Street, New York, New York, 10013 and to Rod Miller, Esq., Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, NY 10153 (Fax: (212) 310-8007);

               (b) if to the Company or to the Trust, shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Chief Executive Officer (Fax: (516) 683-8385) with a copy to Douglas P. Faucette, Esq., Muldoon Murphy & Faucette LLP, 5101 Wisconsin Avenue, N.W., Washington, D.C. 20016 (Fax: (202) 966-9409);

provided, however, that any notice to an Underwriter pursuant to Section 8(c) shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its acceptance telex to the Underwriters, which address will be supplied to any other party hereto by the Underwriters upon request. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Company shall be entitled to act and rely upon any request, consent, notice or agreement given or made by the Underwriters on behalf of the Underwriters.

          13. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the NYCB Entities, and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except that (A) the representations, warranties, indemnities and agreements of the NYCB Entities contained in this Agreement shall also be deemed to be for the benefit of the directors, officers and partners of each Underwriter and the person or persons, if any, who control any Underwriter within the meaning of Section 15 of the Act and (B) the indemnity agreement of the Underwriters contained in Section 8(b) of this Agreement shall be deemed to be for the benefit of directors of the Company, officers of the Company who have signed the Registration Statement and any person controlling the Company within the meaning of Section 13 of the Act. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 13, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

          14. Survival. The respective indemnities, representations, warranties and agreements of the NYCB Entities and the Underwriters contained in this Agreement or made by or on behalf on them, respectively, pursuant to this Agreement, shall survive the delivery of and payment for the Units and shall remain in full force and effect, regardless of any investigation made by or on behalf of any of them or any person controlling any of them.

          15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

          16. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

          17. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

          18. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.

               "Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Business Day" shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

               "Commission" shall mean the Securities and Exchange Commission.

               "Effective Date" shall mean each date and time that the Registration Statement, any post-effective amendment or amendments thereto and any Rule 462(b) Registration Statement became or become effective.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

               "Execution Time" shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

               "Preliminary Prospectus" shall mean any preliminary prospectus and preliminary prospectus supplement referred to in paragraph 1(a) above and any preliminary prospectus included in the Registration Statement at the Effective Date that omits Rule 430A Information.

               "Prospectus" shall mean the prospectus and prospectus supplement relating to the Units that is first filed pursuant to Rule 424(b) after the Execution Time or, if no filing pursuant to Rule 424(b) is required, shall mean the form of final prospectus relating to the Units included in the Registration Statement at the Effective Date.

               "Registration Statement" shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements, as amended at the Execution Time and, in the event any post-effective amendment thereto or any Rule 462(b) Registration Statement becomes effective prior to the Closing Date, shall also mean such registration statement as so amended or such Rule 462(b) Registration Statement, as the case may be. Such term shall include any Rule 430A Information deemed to be included therein at the Effective Date as provided by Rule 430A.

               "Rule 424," "Rule 430A" and "Rule 462" refer to such rules under the Act.

               "Rule 430A Information" shall mean information with respect to the Units and the offering thereof permitted to be omitted from the Registration Statement when it becomes effective pursuant to Rule 430A.

               "Rule 462(b) Registration Statement" shall mean a registration statement and any amendments thereto filed pursuant to Rule 462(b) relating to the offering covered by the registration statement referred to in Section 1(a) hereof.

          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the NYCB Entities and the several Underwriters.

                                        Very truly yours,


                                        New York Community Bancorp, Inc.


                                        By /s/ Joseph R. Ficalora
                                          ------------------------------------
                                          Name: Joseph R. Ficalora
                                          Title: President and Chief Executive
                                                 Officer


                                        New York Community Capital Trust V


                                        By /s/ Thomas R. Cangemi
                                           -----------------------------------
                                          Name: Thomas R. Cangemi
                                          Title: Administrative Trustee

The foregoing Agreement is hereby
confirmed and accepted as of the
date first above written.

Salomon Smith Barney Inc.



By: /s/ Jack D. McSpadden
   ------------------------------
    Name: Jack D. McSpadden
    Title: Managing Director

For itself and the other
several Underwriters named in
Schedule I to the foregoing
Agreement

[Form of Lock-Up Agreement]                                            EXHIBIT A



            [Letterhead of officer, director or major stockholder of
                                  Corporation]

                        New York Community Bancorp, Inc.
                       New York Community Capital Trust V
       Public Offering of Bifurcated Option Note Unit Securities (BONUSES)


                                                                          , 2002

Salomon Smith Barney Inc.
Lehman Brothers Inc.
Bear, Stearns & Co. Inc.
Keefe, Bruyette & Woods, Inc
Sandler O'Neill & Partners, L.P.
As Representatives of the several Underwriters, c/o Salomon Smith Barney Inc.
388 Greenwich Street
New York, New York 10013

Ladies and Gentlemen:

          This letter is being delivered to you in connection with the proposed Underwriting Agreement (the "Underwriting Agreement"), between New York Community Capital Trust V, a Delaware statutory trust (the "Trust"), New York Community Bancorp, Inc. (the "Company"), and each of you as representatives of a group of Underwriters named therein, relating to an underwritten public offering of Bifurcated Option Note Unit Securities (BONUSES) (the "Units"), of the Company.

          In order to induce you and the other Underwriters to enter into the Underwriting Agreement, the undersigned will not, without the prior written consent of Salomon Smith Barney Inc., offer, sell, contract to sell, pledge or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity with the undersigned or any affiliate of the undersigned), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Securities and Exchange Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder with respect to, any Units, shares of capital stock of the Company ("Common Stock") or any securities convertible into or exercisable or exchangeable for Common Stock, the preferred security component of the Units (the "Preferred Securities"), any securities substantially similar to the Preferred Securities, or any guarantee of such securities, or publicly announce an intention to effect any such transaction, for a period of 90 days after the date of the Underwriting Agreement, other than Units or Common Stock disposed of as bona fide gifts approved by Salomon Smith Barney Inc.

          If for any reason the Underwriting Agreement shall be terminated prior to the Closing Date (as defined in the Underwriting Agreement), the agreement set forth above shall likewise be terminated.

                                      Yours very truly,


                                      [Signature of officer, director or major stockholder]

                                      [Name and address of officer, director or major stockholder]

                                   SCHEDULE I



Underwriters                                                    Number of
                                                            Underwritten Units
                                                             to be Purchased

Salomon Smith Barney Inc. .................................          2,400,000
Lehman Brothers Inc .......................................          1,200,000
Bear, Stearns & Co. Inc ...................................            480,000
Keefe, Bruyette & Woods, Inc ..............................            360,000
Sandler O'Neill & Partners, L.P ...........................            360,000
                                                            ------------------
     Total ................................................          4,800,000
                                                            ==================

                                   SCHEDULE II

CFS Investments, Inc.
Queens County Capital Management, Inc.
Richmond County Capital Corp.
RCBK Mortgage Corp.
Main Omni Realty Corp.
RCSB Corporation
Peter B. Cannell & Co., Inc.
Richmond Investment Corp.
Ironbound Investment Corp.
Columbia Preferred Capital Corp.
Queens Realty Trust, Inc.,
CFS Investments New Jersey, Inc.
Pacific Urban Renewal Corp.,
MFO Holding Corp.
Columbia Resources Corp.
Columbia Funding Corporation
Bayonne Service Corp.
Haven Capital Trust I
Haven Capital Trust II
Queens Capital Trust I
NYCB Capital Trust I
New York Community Statutory Trust I
Queens County Statutory Trust I
New York Community Statutory Trust II
Columbia Travel Services, Inc.
Richmond Enterprises Inc.
New York Community Capital Trust I
New York Community Capital Trust II
New York Community Capital Trust III
New York Community Capital Trust IV
New York Community Capital Trust V